                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS
                        TSI INCORPORATED AND SUBSIDIARIES

                                                      Year Ended March 31
Primary                                          1996         1995         1994
                                              ----------   ----------   ----------
Average shares outstanding                     5,358,415    5,151,012    5,083,462
Net effect of dilutive stock options, based
on the treasury stock method using average
market price                                     229,230      157,159       98,700
                                              ----------   ----------   ----------

TOTAL                                          5,587,645    5,308,170    5,182,162
                                              ----------   ----------   ----------

Net Earnings                                  $5,482,040   $3,432,079   $3,199,093
                                              ----------   ----------   ----------

Per Share Amounts                             $      .98   $      .65   $      .62
                                              ----------   ----------   ----------



Full Diluted

Average shares outstanding                     5,358,415    5,151,012    5,083,462

Net effect of dilutive stock options,
based on the treasury stock method using
the year-end market price, if
higher than the average market price             319,489      175,795      182,451
                                              ----------   ----------   ----------

TOTAL                                          5,677,904    5,326,807    5,265,913
                                              ----------   ----------   ----------

Net Earnings                                  $5,482,040   $3,432,079   $3,199,093
                                              ----------   ----------   ----------
Per Share Amounts                             $      .97   $      .64   $      .61
                                              ----------   ----------   ----------
